Exhibit 99.1

ISLE OF CAPRI CASINOS, INC. ANNOUNCES

FISCAL 2016 FOURTH QUARTER AND YEAR RESULTS

SAINT LOUIS, MO — June 14, 2016 — Isle of Capri Casinos, Inc. (NASDAQ: ISLE) (the “Company”) today reported financial results for the fourth quarter and fiscal year ended April 24, 2016 and other Company-related news.

Fiscal 2016 Fourth Quarter and Fiscal Year 2016 Highlights

•                  Diluted net income per share from continuing operations increased to $0.60 per share from $0.08 in the prior year quarter.

•                  Eight of 13 properties reported higher year-over-year Adjusted EBITDA in the fourth quarter driven by continued strong performance at our Missouri properties.

•                  Adjusted EBITDA increased $0.4 million, to $65.8 million in the quarter compared to the prior year quarter while Adjusted EBITDA margin increased 57 bps, to 24.9%.

•                  Fiscal 2016 Adjusted EBITDA increased 5.0% year over year and Adjusted EBITDA margin increased 100 bps, to 21.6%.

•                  Our balance sheet continues to get stronger as debt to Adjusted EBITDA ratio was 4.4x at the end of fiscal 2016 compared to 4.9x a year ago.

Consolidated Financial Results

The following table outlines the Company’s financial results (dollars in millions, except per share data, unaudited):

	Three Months Ended		Twelve Months Ended
	April 24,	April 26,	April 24,	April 26,
	2016	2015	2016	2015
Net revenues	$264.9	$269.3	$978.6	$977.0
Consolidated Adjusted EBITDA (1)	65.8	65.4	211.3	201.2

Income from continuing operations	25.0	3.2	48.3	7.3
Loss from discontinued operations	0.0	(0.1)	(2.1)	(2.1)
Net income	25.0	3.1	46.2	5.2

Diluted income per share from continuing operations	0.60	0.08	1.17	0.18
Diluted loss per share from discontinued operations	0.00	0.00	(0.05)	(0.05)
Diluted net income per share	0.60	0.08	1.12	0.13
Adjusted diluted net income per share (2)	0.62	0.58	1.26	0.81

(1)         For a further description of Consolidated Adjusted EBITDA, refer to the reconciliation tables following the narrative and the definition of Adjusted EBITDA in footnote (1) of this release.

(2)         For a reconciliation of the GAAP basis per share amounts to adjusted income (loss) per share, refer to the reconciliation table labeled “Reconciliation of GAAP Income (Loss) from Continuing Operations to Adjusted Income (Loss) and GAAP Income (Loss) from Continuing Operations Per Share to Adjusted Income (Loss) Per Share.”

Eric Hausler, the Company’s chief executive officer, commented,

“We increased Adjusted EBITDA and Adjusted EBITDA margins for both the quarter and fiscal 2016, and have grown Adjusted EBITDA and Adjusted EBITDA margins in eight of the last nine quarters.

“We continue to focus on driving increased profitability from our existing operations, managing our corporate costs efficiently and optimizing our marketing costs.  We benefited from our geographic diversity during the quarter as strength in our Missouri and Iowa operations offset lower results year over year in Colorado, Florida and Louisiana.

“During fiscal 2016, we continued to reinvigorate our properties through prudent capital investments across the portfolio. Perhaps most significantly, we are excited to open our new land-based gaming and entertainment facility in Bettendorf on June 24, 2016.  We believe it will be an outstanding upgrade to the customer experience at our Bettendorf property.  Later this summer, we expect to launch our online play-for-fun casino and to offer lifestyle products under the Lady Luck brand.  We expect these new offerings to further enhance our player loyalty and broaden the demographic appeal of our Lady Luck brand.

“We are also particularly proud that we reduced our debt balance by over $70 million in fiscal 2016 and strengthened our balance sheet, while building Bettendorf and reinvesting in our properties. This highlights the strong free cash flow generation of our business.”

Financial Highlights

Net revenues for the current quarter were $264.9 million compared to $269.3 million in the prior year quarter, down 1.6%.  Seven of 13 properties reported higher net revenues for the quarter.

Consolidated Adjusted EBITDA was $65.8 million for the quarter compared to $65.4 million in the prior year quarter, up 0.7%.  Consolidated Adjusted EBITDA margins improved to 24.9% from 24.3%.  Operating income increased to $43.2 million from $35.9 million in the prior year quarter.

Interest expense was $16.7 million compared to $20.8 million in the prior year quarter, as a result of our lower overall debt balance as well as the benefits of refinancing our 7.75% Senior Notes due 2019 in the first quarter of fiscal 2016.

On a GAAP basis, diluted income per share from continuing operations was $0.60 compared to diluted income per share from continuing operations of $0.08 in the prior year’s quarter.

The following items impacted income from continuing operations during the fourth quarter of fiscal 2015:

•                  We recorded a non-cash impairment charge of $9.0 million in fiscal 2015.

•                  We recorded a loss on early extinguishment of debt of $13.8 million in fiscal 2015 related to the tender and refinancing of our 7.75% Senior Notes due 2019.

Operating Results

(All comparisons are to the prior year quarter)

Black Hawk — Net revenues decreased $1.4 million, or 4.0%, to $32.4 million and Adjusted EBITDA decreased $0.9 million to $9.2 million, at our two casinos in Black Hawk. The property results were affected by increased competition in the market this year; in particular, the prior year quarter’s results benefited from construction disruption at a nearby property.

Pompano — Net revenues decreased $2.8 million, or 5.2%, to $51.8 million, and Adjusted EBITDA decreased 7.2%, to $13.8 million at Pompano Park.  Continuing from the third quarter, fewer transient customer trips year over year and an increased competitive environment hampered results in the early part of the quarter; however, the property rebounded to prior year levels in April. Despite the decline, Pompano generated the second highest fourth quarter Adjusted EBITDA since the property’s opening in 2007.

Iowa — Net revenues for our Iowa properties were flat to prior year at $48.5 million, while Adjusted EBITDA increased $0.4 million, to $14.6 million. Despite construction disruption from our new land-based facility, net revenues increased $0.1 million and Adjusted EBITDA increased $0.2 million at our property in Bettendorf.

Waterloo posted its second-highest fourth quarter Adjusted EBITDA since opening in June 2007.  Adjusted EBITDA margins at the property improved 150 basis points and Adjusted EBITDA increased $0.5 million, or 6.4%, to $8.2 million.

Our property in Marquette was impacted by an increased competitive environment resulting in decreased net revenues of $0.5 million, to $6.2 million.  Adjusted EBITDA declined $0.3 million, to $1.3 million.

Lake Charles — Our property in Lake Charles was negatively impacted by the closure of I-10 between Texas and Louisiana for four days in March due to flooding.  For the quarter, net revenues decreased $1.8 million, to $32.1 million, or 5.4%, while Adjusted EBITDA decreased $0.3 million, to $5.4 million, or 4.7%.  Excluding March’s results, Adjusted EBITDA increased compared to the same periods in the prior year.

Mississippi — Net revenues for Lula and Vicksburg decreased 1.0%, to $23.5 million while Adjusted EBITDA decreased $0.3 million, to $7.3 million, or 4.2%.

Vicksburg’s net revenues increased $0.6 million, or 6.4%, and Adjusted EBITDA increased $0.1 million, or 2.3%, to $3.1 million as a result of changes in our marketing reinvestment strategy.

The Lula market continues to be negatively impacted by increased competition in the market.  Net revenues at our Lula property decreased $0.8 million, to $14.2 million and Adjusted EBITDA decreased $0.4 million, or 8.6%

Missouri — Net revenues for our Missouri properties increased $1.8 million, to $67.4 million and Adjusted EBITDA increased $2.1 million, to $22.0 million.  Cape Girardeau produced the highest fourth quarter Adjusted EBITDA since opening and Boonville, Caruthersville and Kansas City all produced their respective second highest quarterly Adjusted EBITDA.

Cape Girardeau’s net revenues increased $0.8 million, or 5.2%, and Adjusted EBITDA increased $1.0 million, or 25.0%.  The property’s Adjusted EBITDA margin improved 455 bps and generated over 100% flow-through on incremental revenues as it continues to ramp up.

In Caruthersville, net revenues increased $1.0 million, Adjusted EBITDA improved by 32.5%, to $3.2 million, and Adjusted EBITDA margins improved nearly 520 bps primarily due to continued strategic marketing spending and capital investments we have made to the property.

Boonville continues to post the Company’s highest Adjusted EBITDA margin, at 39.1% for the quarter, as it benefited from strategic marketing spending, maintaining a prudent operating cost structure and recent capital investments.  During the fourth quarter of fiscal 2016, net revenues increased 1.0%, to $20.6 million and Adjusted EBITDA increased 4.0%, to $8.1 million.

Kansas City reported its second highest fourth quarter Adjusted EBITDA, despite net revenues decreasing 1.4%, to $20.0 million. Adjusted EBITDA increased 0.9%, to $5.8 million.

Pennsylvania — At Nemacolin, net revenues increased 0.7%, to $9.1 million while the Adjusted EBITDA loss improved to $(0.1) million from $(0.2) million.

Corporate Expenses

Corporate and development expenses were $8.3 million for the quarter compared to $7.3 million in the fourth quarter of fiscal 2015. The current year quarter included expenses related to the former CEO’s exit agreement of $0.8 million.

Non-cash stock compensation expense was $1.2 million for the quarter compared to $0.6 million in the fourth quarter of fiscal 2015.

Excluding the aforementioned exit agreement costs and non-cash stock compensation expense, corporate and development expenses declined $0.4 million, or 5.3%, to $6.4 million.

Capital Structure and Capital Expenditures

As of April 24, 2016, the Company had:

•                  $62.1 million in cash and cash equivalents, excluding $9.8 million in restricted cash and investments;

•                  $922.7 million in total debt; and

•                  $224.2 million in net line of credit availability.

Fourth quarter capital expenditures were $6.6 million, excluding spending related to the land-based project in Bettendorf. Capital expenditures were $50.9 million for the fiscal year ended April 24, 2016, excluding the Bettendorf land-based project, and consisted of maintenance and gaming equipment purchases as well as spending related to the hotel renovations in Bettendorf and Boonville.  We spent $19.4 million in fiscal 2016 on the $60 million land-based project at Bettendorf.  For the project-to-date, we have expended $21.6 million.  We expect to incur the remainder of the project cost in the first half of fiscal 2017.

For fiscal 2017 we provide guidance for the following specific non-operating items:

•                  Depreciation and amortization expense is expected to be approximately $78 million to $82 million.

•                  Interest expense is expected to be approximately $66 million to $68 million.

•                  The Company expects cash income taxes pertaining to fiscal 2017 operations to be less than $2 million.

•                  Corporate and development expenses for fiscal 2017 are expected to be approximately $28 million to $29 million, including approximately $5 million in non-cash stock compensation expense.

•                  Maintenance and other capital expenditures for fiscal 2017 are expected to be approximately $100 million, inclusive of the remaining spend on the Bettendorf land-based project.

Conference Call Information

Isle of Capri Casinos, Inc. will host a conference call on Tuesday, June 14, 2016 at 10:00 am central time during which management will discuss the financial and other matters addressed in this press release.  The conference call can be accessed by interested parties via webcast through the investor relations page of the Company’s website, www.islecorp.com, or, for domestic callers, by dialing 888-346-3970.  International callers can access the conference call by dialing 412-902-4263.  The conference call will be recorded and available for review starting at 11:59 pm central on Tuesday, June 14, 2016, until 11:59 pm central on Tuesday, June 28, 2016, by dialing 877-344-7529; International: 412-317-0088 and access number 10087579.

About Isle of Capri Casinos, Inc.

Isle of Capri Casinos, Inc. is a leading regional gaming and entertainment company dedicated to providing guests with exceptional experience at each of the 14 casino properties that it owns or operates, primarily under the Isle and Lady Luck brands.  The Company currently operates gaming and entertainment facilities in Colorado, Florida, Iowa, Louisiana, Mississippi, Missouri, and Pennsylvania. More information is available at the Company’s website, www.islecorp.com.

Forward-Looking Statements

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the Company’s financial condition, results of operations and expansion projects, is included in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the most recently ended fiscal year.

CONTACT:

Isle of Capri Casinos, Inc.,

Jill Alexander, Senior Director of Corporate Communication-314.813.9368

###

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	April 24,	April 26,	April 24,	April 26,
	2016	2015	2016	2015
Revenues:
Casino	$276,905	$281,290	$1,028,047	$1,032,241
Rooms	7,207	7,509	29,457	30,427
Food, beverage, pari-mutuel and other	36,107	36,341	132,436	137,215
Gross revenues	320,219	325,140	1,189,940	1,199,883
Less promotional allowances	(55,352)	(55,853)	(211,348)	(222,838)
Net revenues	264,867	269,287	978,592	977,045
Operating expenses:
Casino	38,577	39,234	152,713	156,547
Gaming taxes	70,456	72,183	261,916	263,362
Rooms	1,599	1,601	6,820	6,576
Food, beverage, pari-mutuel and other	13,285	13,895	48,481	48,903
Marine and facilities	13,188	14,315	54,111	55,994
Marketing and administrative	55,662	56,031	220,079	223,857
Corporate and development	8,297	7,325	29,067	29,088
Valuation charges	—	9,000	—	9,000
Preopening expense	153	—	153	—
Depreciation and amortization	20,456	19,803	82,105	77,798
Total operating expenses	221,673	233,387	855,445	871,125
Operating income	43,194	35,900	123,147	105,920

Interest expense	(16,744)	(20,761)	(68,025)	(84,131)
Interest income	76	96	311	369
Loss on early extinguishment of debt	—	(13,757)	(2,966)	(13,757)
Income from continuing operations before income taxes	26,526	1,478	52,467	8,401
Income tax (provision) benefit	(1,531)	1,682	(4,178)	(1,111)
Income from continuing operations	24,995	3,160	48,289	7,290
Loss from discontinued operations, net of income taxes	—	(68)	(2,085)	(2,113)
Net income	$24,995	$3,092	$46,204	$5,177

Income (loss) per common share-basic:
Income from continuing operations	$0.61	$0.08	$1.19	$0.18
Loss from discontinued operations, net of income taxes	—	—	(0.05)	(0.05)
Net income	$0.61	$0.08	$1.14	$0.13

Income (loss) per common share-dilutive:
Income from continuing operations	$0.60	$0.08	$1.17	$0.18
Loss from discontinued operations, net of income taxes	—	—	(0.05)	(0.05)
Net income	$0.60	$0.08	$1.12	$0.13

Weighted average basic shares	40,755,048	40,033,404	40,690,929	39,955,735
Weighted average diluted shares	41,351,978	41,020,503	41,323,473	40,320,267

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	April 24,	April 26,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$62,126	$66,437
Marketable securities	19,338	19,517
Accounts receivable, net	13,252	11,171
Inventory	6,305	6,509
Deferred income taxes	—	4,626
Prepaid expenses and other assets	11,874	11,274
Assets held for sale	—	138
Total current assets	112,895	119,672
Property and equipment, net	899,167	902,226
Other assets:
Goodwill	108,970	108,970
Other intangible assets, net	53,236	54,073
Deferred financing costs, net	14,702	19,075
Restricted cash and investments	9,819	9,193
Prepaid deposits and other	5,216	4,743
Deferred income taxes	1,144	—
Long-term assets held for sale	—	9,810
Total assets	$1,205,149	$1,227,762

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$80	$170
Accounts payable	29,723	19,690
Accrued liabilities:
Payroll and related	36,915	43,371
Property and other taxes	19,428	20,456
Income taxes payable	123	125
Interest	14,678	15,350
Progressive jackpots and slot club awards	15,564	16,123
Other	21,036	18,326
Total current liabilities	137,547	133,611
Long-term debt, less current maturities	922,613	992,712
Deferred income taxes	37,902	37,334
Other accrued liabilities	17,557	18,432
Other long-term liabilities	13,912	22,211
Stockholders’ equity:
Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value; 60,000,000 shares authorized; shares issued: 42,066,148 at April 24, 2016 and at April 26, 2015	421	421
Class B common stock, $.01 par value; 3,000,000 shares authorized; none issued	—	—
Additional paid-in capital	244,472	241,899
Retained earnings (deficit)	(152,868)	(199,072)
	92,025	43,248
Treasury stock, 1,300,955 shares at April 24, 2016 and 1,568,875 shares at April 26, 2015	(16,407)	(19,786)
Total stockholders’ equity	75,618	23,462
Total liabilities and stockholders’ equity	$1,205,149	$1,227,762

Isle of Capri Casinos, Inc.

Supplemental Data - Net Revenues

(unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	April 24,	April 26,	April 24,	April 26,
	2016	2015	2016	2015
Colorado
Black Hawk	$32,423	$33,780	$129,565	$127,722

Florida
Pompano	51,802	54,646	176,334	175,588

Iowa
Bettendorf	18,482	18,420	71,764	72,981
Marquette	6,198	6,667	25,557	25,793
Waterloo	23,827	23,409	88,741	87,762
Iowa Total	48,507	48,496	186,062	186,536

Louisiana
Lake Charles	32,139	33,966	121,299	128,413

Mississippi
Lula	14,210	15,008	51,012	53,042
Vicksburg	9,258	8,701	31,206	29,876
Mississippi Total	23,468	23,709	82,218	82,918

Missouri
Boonville	20,646	20,441	78,287	76,934
Cape Girardeau	17,030	16,192	61,153	59,628
Caruthersville	9,709	8,699	34,277	31,369
Kansas City	20,033	20,310	73,001	73,070
Missouri Total	67,418	65,642	246,718	241,001

Pennsylvania
Nemacolin	9,090	9,027	36,319	34,755

Property Net Revenues before Other	264,847	269,266	978,515	976,933
Other	20	21	77	112
Net Revenues from Continuing Operations	$264,867	$269,287	$978,592	$977,045

Isle of Capri Casinos, Inc.

Reconciliation of Operating Income (Loss) to Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended April 24, 2016
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Preopening and Other	Adjusted EBITDA
Black Hawk, Colorado	$7,049	$2,152	$14	$—	$9,215

Pompano, Florida	11,961	1,832	13	—	13,806

Bettendorf, Iowa	1,859	3,064	7	153	5,083
Marquette, Iowa	959	327	6	—	1,292
Waterloo, Iowa	7,013	1,160	7	—	8,180
Iowa Total	9,831	4,551	20	153	14,555

Lake Charles, Louisiana	2,572	2,819	7	—	5,398

Lula, Mississippi	2,788	1,379	4	—	4,171
Vicksburg, Mississippi	2,202	905	6	—	3,113
Mississippi Total	4,990	2,284	10	—	7,284

Boonville, Missouri	6,836	1,228	13	—	8,077
Cape Girardeau, Missouri	2,339	2,547	5	—	4,891
Caruthersville, Missouri	2,576	613	5	—	3,194
Kansas City, Missouri	4,890	943	7	—	5,840
Missouri Total	16,641	5,331	30	—	22,002
Nemacolin, Pennsylvania	(1,166)	1,080	—	—	(86)
Total Operating Properties	51,878	20,049	94	153	72,174
Corporate and Other	(8,684)	407	1,153	770	(6,354)
Total	$43,194	$20,456	$1,247	$923	$65,820

	Three Months Ended April 26, 2015
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Other	Adjusted EBITDA
Black Hawk, Colorado	$7,815	$2,285	$7	$—	$10,107

Pompano, Florida	13,008	1,864	6	—	14,878

Bettendorf, Iowa	3,158	1,672	6	—	4,836
Marquette, Iowa	1,216	366	3	—	1,585
Waterloo, Iowa	6,416	1,267	4	—	7,687
Iowa Total	10,790	3,305	13	—	14,108

Lake Charles, Louisiana	2,904	2,754	6	—	5,664

Lula, Mississippi	3,283	1,274	4	—	4,561
Vicksburg, Mississippi	2,125	914	5	—	3,044
Mississippi Total	5,408	2,188	9	—	7,605

Boonville, Missouri	6,754	1,014	2	—	7,770
Cape Girardeau, Missouri	1,058	2,852	3	—	3,913
Caruthersville, Missouri	1,804	605	2	—	2,411
Kansas City, Missouri	4,729	1,053	8	—	5,790
Missouri Total	14,345	5,524	15	—	19,884

Nemacolin, Pennsylvania	(10,557)	1,375	15	9,000	(167)
Total Operating Properties	43,713	19,295	71	9,000	72,079
Corporate and Other	(7,813)	508	596	—	(6,709)
Total	$35,900	$19,803	$667	$9,000	$65,370

	Twelve Months Ended April 24, 2016
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Preopening and Other	Adjusted EBITDA
Black Hawk, Colorado	$27,825	$8,741	$56	$—	$36,622

Pompano, Florida	30,353	8,074	55	—	38,482

Bettendorf, Iowa	7,337	10,921	32	153	18,443
Marquette, Iowa	4,116	1,428	24	—	5,568
Waterloo, Iowa	22,977	5,090	27	—	28,094
Iowa Total	34,430	17,439	83	153	52,105

Lake Charles, Louisiana	5,965	11,216	29	—	17,210

Lula, Mississippi	6,732	5,274	17	—	12,023
Vicksburg, Mississippi	4,470	3,584	26	—	8,080
Mississippi Total	11,202	8,858	43	—	20,103

Boonville, Missouri	24,591	4,584	51	—	29,226
Cape Girardeau, Missouri	3,323	10,860	24	—	14,207
Caruthersville, Missouri	6,922	2,453	22	—	9,397
Kansas City, Missouri	14,151	3,849	28	—	18,028
Missouri Total	48,987	21,746	125	—	70,858

Nemacolin, Pennsylvania	(4,880)	4,286	30	—	(564)
Total Operating Properties	153,882	80,360	421	153	234,816
Corporate and Other	(30,735)	1,745	4,648	870	(23,472)
Total	$123,147	$82,105	$5,069	$1,023	$211,344

	Twelve Months Ended April 26, 2015
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Other	Adjusted EBITDA
Black Hawk, Colorado	$20,614	$9,192	$29	$4,057	$33,892

Pompano, Florida	31,122	7,131	26	—	38,279

Bettendorf, Iowa	13,271	6,011	23	—	19,305
Marquette, Iowa	4,060	1,589	11	—	5,660
Waterloo, Iowa	23,901	4,978	18	(1,225)	27,672
Iowa Total	41,232	12,578	52	(1,225)	52,637

Lake Charles, Louisiana	8,650	11,069	21	—	19,740

Lula, Mississippi	6,630	5,113	16	—	11,759
Vicksburg, Mississippi	2,719	3,600	17	—	6,336
Mississippi Total	9,349	8,713	33	—	18,095

Boonville, Missouri	23,778	3,960	12	—	27,750
Cape Girardeau, Missouri	215	11,281	12	—	11,508
Caruthersville, Missouri	4,346	2,497	12	—	6,855
Kansas City, Missouri	13,664	3,923	27	—	17,614
Missouri Total	42,003	21,661	63	—	63,727

Nemacolin, Pennsylvania	(16,079)	5,460	22	9,000	(1,597)
Total Operating Properties	136,891	75,804	246	11,832	224,773
Corporate and Other	(30,971)	1,994	3,150	2,259	(23,568)
Total	$105,920	$77,798	$3,396	$14,091	$201,205

Isle of Capri Casinos, Inc.

Reconciliation of Income From Continuing Operations to Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	April 24,	April 26,	April 24,	April 26,
	2016	2015	2016	2015
Income from continuing operations	$24,995	$3,160	$48,289	$7,290
Income tax provision (benefit)	1,531	(1,682)	4,178	1,111
Loss on extinguishment of debt	—	13,757	2,966	13,757
Interest income	(76)	(96)	(311)	(369)
Interest expense	16,744	20,761	68,025	84,131
Depreciation and amortization	20,456	19,803	82,105	77,798
Stock-based compensation	1,247	667	5,069	3,396
Exit agreement expense (3)	770	—	870	—
Preopening expense (3)	153	—	153	—
Valuation charges (4)	—	9,000	—	9,000
Colorado referendum expense (5)	—	—	—	4,057
Property tax settlement (5)	—	—	—	(1,225)
Severance expense (5)	—	—	—	2,259
Adjusted EBITDA (1)	$65,820	$65,370	$211,344	$201,205

Isle of Capri Casinos, Inc.

Reconciliation of GAAP Income From Continuing Operations to Adjusted Income and
GAAP Income From Continuing Operations Per Share to Adjusted Income Per Share

(unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	April 24,	April 26,	April 24,	April 26,
	2016	2015	2016	2015

GAAP income from continuing operations	$24,995	$3,160	$48,289	$7,290
Exit agreement expense (3)	770	—	870	—
Preopening expense (3)	153	—	153	—
Loss on early extinguishment of debt	—	13,757	2,966	13,757
Valuation charges (4)	—	9,000	—	9,000
Colorado referendum expense (5)	—	—	—	4,057
Property tax settlement (5)	—	—	—	(1,225)
Severance expense (5)	—	—	—	2,259
Tax valuation allowance reversal	—	(2,301)	—	(2,301)
Adjusted income (2)	$25,918	$23,616	$52,278	$32,837

GAAP income from continuing operations per share	$0.60	$0.08	$1.17	$0.18
Exit agreement expense (3)	0.02	—	0.02	—
Preopening expense (3)	0.00	—	0.00	—
Loss on early extinguishment of debt	—	0.34	0.07	0.34
Valuation charges (4)	—	0.22	—	0.22
Colorado referendum expense (5)	—	—	—	0.10
Property tax settlement (5)	—	—	—	(0.03)
Severance expense (5)	—	—	—	0.06
Tax valuation allowance reversal	—	(0.06)	—	(0.06)
Adjusted income per share (2)	$0.62	$0.58	$1.26	$0.81

(1)         Adjusted EBITDA is “earnings from continuing operations before interest and other non-operating income (expense), income taxes, stock-based compensation, certain severance expenses, preopening expenses, certain expenses related to the Colorado gaming referendum, certain property tax settlements and depreciation and amortization.” Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, 2) used as a component of calculating required leverage and minimum interest coverage ratios under our Senior Credit Facility and 3) a principal basis of valuing gaming companies. Management uses Adjusted EBITDA as the primary measure of the Company’s operating properties’ performance, and it is an important component in evaluating the performance of management and other operating personnel in the determination of certain components of employee compensation.  Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to any other measure determined in accordance with U.S. generally accepted accounting principles (GAAP).  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in Adjusted EBITDA. Also, other gaming companies that report Adjusted EBITDA information may calculate Adjusted EBITDA in a different manner than the Company.  A reconciliation of Adjusted EBITDA to income (loss) from continuing operations is included in the financial schedules accompanying this release.

Certain of our debt agreements use a similar calculation of “Adjusted EBITDA” as a financial measure for the calculation of financial debt covenants and includes add back of items such as gain on early extinguishment of debt, preopening expenses, certain write-offs and valuation expenses, and non-cash stock compensation expense. Reference can be made to the definition of Adjusted EBITDA in the applicable debt agreements on file as Exhibits to our filings with the Securities and Exchange Commission.

(2)         Adjusted income (loss) is presented solely as a supplemental disclosure as this is one method management reviews and utilizes to analyze the performance of its core operating business.  For many of the same reasons mentioned above related to Adjusted EBITDA, management believes Adjusted income (loss) and Adjusted income (loss) per share are useful analytic tools as they enable management to track the performance of its core casino operating business separate and apart from factors that do not impact decisions affecting its operating casino properties, such as gain (loss) on early extinguishment of debt, certain severance expenses, preopening expenses, certain expenses related to the Colorado gaming referendum and certain property tax settlements.  Management believes Adjusted income (loss) and Adjusted income (loss) per share are useful to investors since these adjustments provide a measure of financial performance that more closely resembles widely used measures of performance and valuation in the gaming industry.  Adjusted income (loss) and adjusted income (loss) per share do not include the gain (loss) on early extinguishment of debt, certain severance expenses, preopening expenses, certain expenses related to the Colorado gaming referendum and certain property tax settlements.

(3)         The Company incurred $0.8 million and $0.9 million of expense during the three and twelve months ended April 24, 2016, respectively, pertaining to the former CEO’s exit agreement and had preopening expenses of $0.2 million in the three and twelve months ended April 24, 2016 related to the Bettendorf land-based casino expected to open on June 24, 2016.

(4)         Valuation charges in the fourth quarter and fiscal 2015 consist of $9.0 million of impairment on the Nemacolin property, plant and equipment.

(5)         During fiscal 2015, the Company incurred $4.1 million of expense related to the Colorado gaming expansion referendum, had a favorable property tax settlement related to our Waterloo property of $1.2 million and recorded $2.3 million of severance expense related to restructuring at the corporate office.